UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 31, 2020

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 31, 2020, Hanger, Inc. (the “Company”) announced that all members of its senior leadership team, including all of the Company’s named executive officers, had agreed to forego base salary in varying percentages during the period from April 4, 2020 up to, but not exceeding October 2, 2020 (the “Reduction Period”) as a part of the Company’s efforts to mitigate the financial impact of the COVID-19 pandemic on the Company. Each of the named executive officers further agreed to waive any breach of his amended and restated executive employment agreement with the Company (each, an “Employment Agreement”) that would be triggered by the salary reduction during the Reduction Period, while also preserving the definition of base salary under the Employment Agreement for all other purposes. The percentage of base salary that each of the named executive officers will forego during the Reduction Period is as follows: Vinit K. Asar: 100%; Thomas E. Kiraly: 75%; Samuel M. Liang: 62.27%; Thomas E. Hartman: 47.41%; and Scott Ranson: 47.29%. All of the other members of the senior leadership team are similarly foregoing between 46.23% and 47.04% of their base salary during the Reduction Period.

The Company is implementing temporary wage and hour reductions for all of its other employees during the Reduction Period. In addition, each of the members of our Board of Directors has agreed to forego the quarterly installments of their annual cash retainer during the Reduction Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

	By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: March 31, 2020